EXHIBIT 10.2

                        AMENDED AND RESTATED
                      COVENANT NOT TO COMPETE
                    AND NON-DISCLOSURE AGREEMENT


PARTIES:

      Charles D. Denson (EMPLOYEE)

      NIKE, Inc., and its parent, divisions,
      subsidiaries and affiliates (NIKE)

DATE:  July 24, 2008


RECITALS:

     A. EMPLOYEE and NIKE are parties to a Covenant Not to Compete and Non-Disclosure Agreement dated as of March 26, 2001, as amended as of December 28, 2004 (such agreement as amended, the "Prior Agreement"). The Prior Agreement was executed upon the EMPLOYEE's advancement to the position of President of the NIKE brand and was a condition of such advancement. In order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986 and thereby avoid the tax penalties to EMPLOYEE that would result from failure to comply, EMPLOYEE and NIKE wish to amend and restate the Prior Agreement in the form of this Amended and Restated Covenant Not to Compete and Non-Disclosure Agreement (the "Amended and Restated Agreement"). As more fully described in paragraph 8(e) below, EMPLOYEE agrees that the Prior Agreement remains in full force and effect and was entered into upon a bona fide advancement.

     B. Over the course of EMPLOYEE's employment with NIKE, EMPLOYEE will be or has been exposed to and/or is in a position to develop confidential information peculiar to NIKE's business and not generally known to the public as defined below ("Protected Information"). It is anticipated that EMPLOYEE will continue to be exposed to Protected Information of greater sensitivity as EMPLOYEE advances in the company.

     C. The nature of NIKE's business is highly competitive and disclosure of any Protected Information would result in severe damage to NIKE and be difficult to measure.

     D. NIKE makes use of its Protected Information throughout the world. Protected Information of NIKE can be used to NIKE's detriment anywhere in the world.

AGREEMENT:

In consideration of the foregoing, and the terms and conditions set forth below, the parties agree as follows:

     1.  Covenant Not to Compete.
         _______________________

         (a)   Competition Restriction.  During EMPLOYEE's employment
               _______________________
by NIKE, under the terms of any employment contract or otherwise, and for twenty-four (24) months thereafter, (the "Restriction Period"), EMPLOYEE will not directly or indirectly, own, manage, control, or participate in the ownership, management or control of, or be employed by, consult for, or be connected in any manner with, any business engaged anywhere in the world in the athletic footwear, athletic apparel or sports equipment and accessories business, or any other business which directly competes with NIKE or any of its parent, subsidiaries or affiliated corporations ("Competitor"). By way of illustration only, examples of NIKE competitors include but are not limited to: Adidas, FILA, Reebok, Puma, Champion, Oakley, DKNY, Asics, Saucony, New Balance, Ralph Lauren/Polo Sport, B.U.M., FUBU, The Gap, Tommy Hilfiger, Umbro, Northface, Venator (Footlockers), Sports Authority, Columbia Sportswear, Wilson, Mizuno, Callaway Golf and Titleist. This provision is subject to NIKE's option to waive all or any portion of the Restriction Period as more specifically provided below.

         (b)   Extension of Time.  In the event that EMPLOYEE breaches
               _________________
this covenant not to compete, the Restriction Period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The Restriction Period shall continue upon the effective date of any such settlement, judicial or other resolution. NIKE shall not be obligated to pay EMPLOYEE the additional compensation described in paragraph 1(d) below for any period of time in which this Amended and Restated Agreement is tolled due to EMPLOYEE's breach. In the event EMPLOYEE receives such additional compensation for any such breach, EMPLOYEE must immediately reimburse NIKE in the amount of all such compensation upon the receipt of a written request by NIKE.

         (c)   Waiver of Non-Compete.  NIKE has the option to elect to
               _____________________
waive all or a portion of the Restriction Period or to limit the definition of Competitor; provided, however, unless EMPLOYEE is terminated "for cause" (which shall only include continual and repeated neglect of duties and acts of dishonesty), any waiver of the Restriction Period must be with the consent of EMPLOYEE. In the event all or a portion of the Restriction Period is waived, NIKE shall not be obligated to pay EMPLOYEE for any period of time as to which the Covenant Not to Compete has been waived.

         (d)   Additional Consideration.
               ________________________

              (i) As additional consideration for the Covenant Not To Compete described above, should NIKE terminate EMPLOYEE's employment and the Covenant Not To Compete is enforced, NIKE shall (subject to subparagraph (ii) below) pay EMPLOYEE a monthly payment equal to one-twelfth (1/12) of EMPLOYEE's then current Annual NIKE Income (defined herein to mean base salary and annual Performance Sharing Plan bonus calculated at 100% of EMPLOYEE's targeted rate) while the Restriction Period is in effect. If EMPLOYEE voluntarily terminates employment and the Covenant Not To Compete is enforced, NIKE shall (subject to subparagraph (ii) below) pay EMPLOYEE a monthly payment equal to one-twenty-fourth (1/24) of EMPLOYEE's then current Annual NIKE Income while the Restriction Period is in effect.

              (ii) Section 409A of the Internal Revenue Code requires that the monthly payments to EMPLOYEE set forth in subparagraph (i) above may not commence until six months after EMPLOYEE's "separation from service" as defined in Treasury Regulations (Section) 1.409A-1(h). Failure to follow this requirement will result in substantial tax penalties to EMPLOYEE. Accordingly, the commencement of these payments will be delayed until after the six-month period following EMPLOYEE's separation from service in order to comply with Section 409A and avoid tax penalties for EMPLOYEE. All payments that EMPLOYEE would otherwise have received before the date that is six months after EMPLOYEE's separation from service will be accumulated by NIKE and paid to EMPLOYEE in a lump sum promptly following the end of the six-month period, together with interest at a fluctuating rate per annum equal to the prime rate as published from time to time in The Wall Street Journal on these delayed payments from the date otherwise payable under subparagraph (i) until the date actually paid.

     2.   Subsequent Employer.  EMPLOYEE agrees to notify NIKE at the
          ___________________
time of separation of employment of the name of EMPLOYEE's new employer, if known. EMPLOYEE further agrees to disclose to NIKE the name of any subsequent employer during the Restriction Period, wherever located and regardless of whether such employer is a competitor of NIKE.

     3.   Non-Disclosure Agreement.
          ________________________

         (a)  Protectable Information Defined.  "Protected Information"
              _______________________________
shall mean all proprietary information, in whatever form and format, of NIKE and all information provided to NIKE by third parties which NIKE is obligated to keep confidential. EMPLOYEE agrees that any and all information to which EMPLOYEE has access concerning NIKE projects and internal NIKE information is Protected Information, whether in verbal form, machine-readable form, written or other tangible form, and whether designated as confidential or unmarked. Without limiting the foregoing, Protected Information includes information relating to NIKE's research and development activities, its intellectual property and the filing or pendency of patent applications, confidential techniques, methods, styles, designs, design concepts and ideas, customer and vendor lists, contract factory lists, pricing information, manufacturing plans, business and marketing plans, sales information, methods of operation, manufacturing processes and methods, products, and personnel information.

         (b)  Excluded Information.  Notwithstanding paragraph 3(a),
              ____________________
Protected Information excludes any information that is or becomes part of the public domain through no act or failure to act on the part of the EMPLOYEE. Specifically, employees shall be permitted to retain as part of their personal portfolio copies of the employees' original artwork and designs, provided the artwork or designs have become part of the public domain. In any dispute between the parties with respect to this exclusion, the burden of proof will be on EMPLOYEE and such proof will be by clear and convincing evidence.

         (c)  Employee's Obligations.  During the period of employment
              ______________________
by NIKE and for a period of two (2) years thereafter, EMPLOYEE will hold in confidence and protect all Protected Information and will not, at any time, directly or indirectly, use and Protected Information for any purpose outside the scope of EMPLOYEE's employment with NIKE or disclose any Protected Information to any third person or organization without the prior written consent of NIKE. Specifically, but not by way of limitation, EMPLOYEE will not ever copy, transmit, reproduce, summarize, quote, publish or make any commercial or other use whatsoever of any Protected Information without the prior written consent of NIKE. EMPLOYEE will also take reasonable security precautions and such other actions as may be necessary to insure that there is no use or disclosure, intentional or inadvertent, of Protected Information in violation of this Amended and Restated Agreement.

     4.   Return of Protected Information.  At the request of NIKE at
          _______________________________
any time, and in any event, upon termination of employment, EMPLOYEE shall immediately return to NIKE all confidential documents, including tapes, notebooks, drawings, computer disks and other similar repositories of or containing Protected Information, and all copies thereof, then in EMPLOYEE's possession or under EMPLOYEE's control.

     5.   Unauthorized Use.  During the period of employment with NIKE
          ________________
and thereafter, EMPLOYEE will notify NIKE immediately if EMPLOYEE becomes aware of the unauthorized possession, use or knowledge of any Protected Information by any person employed or not employed by NIKE at the time of such possession, use or knowledge. EMPLOYEE will cooperate with NIKE in the investigation of any such incident and will cooperate with NIKE in any litigation with third parties deemed necessary by NIKE to protect the Protected Information. NIKE shall provide reasonable reimbursement to EMPLOYEE for each hour so engaged and that amount shall not be diminished by operation of any payment under paragraph 1(d) of this Amended and Restated Agreement.

     6.   Non-Recruitment.  During the term of this Amended and
          _______________
Restated Agreement and for a period of one (1) year thereafter, EMPLOYEE will not directly or indirectly, solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for himself or any other company or business organization, any NIKE employee, whether or not such employee is a full-time employee or temporary employee and whether or not such employment is pursuant to a written agreement or is at will.

     7.   Accounting of Profits.  EMPLOYEE agrees that, if EMPLOYEE
          _____________________
should violate any term of this Amended and Restated Agreement, NIKE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which EMPLOYEE directly or indirectly has realized and/or may realize as a result of or in connection with any such violation (including return of any additional consideration paid by NIKE pursuant to paragraph 1 (d) above). Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which NIKE may be entitled at law or in equity.

     8.   General Provisions.
          __________________

         (a)  Survival.  This Amended and Restated Agreement shall
              ________
continue in effect after the termination of EMPLOYEE's employment, regardless of the reason for termination.

         (b)  Waiver.  No waiver, amendment, modification or
              ______
cancellation of any term or condition of this Amended and Restated Agreement will be effective unless executed in writing by both parties. No written waiver will excuse the performance of any act other than the act or acts specifically referred to therein.

         (c)  Severability.  Each provision herein will be treated as a
              ____________
separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions in this Amended and Restated Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

         (d)  Applicable Law/Jurisdiction.  This Amended and Restated
              ___________________________
Agreement, and EMPLOYEE's employment hereunder, shall be construed according to the laws of the State of Oregon. EMPLOYEE further hereby submits to the jurisdiction of, and agrees that exclusive jurisdiction over and venue for any action or proceeding arising out of or relating to this Amended and Restated Agreement shall lie in the state and federal courts located in Oregon.

         (e)  Prior Agreement Remains Fully Valid and Enforceable.
              ___________________________________________________
This Amended and Restated Agreement does not supersede the Prior Agreement except to the extent that the terms of this Amended and Restated Agreement conflict with the terms of the Prior Agreement, in which case the terms of this Amended and Restated Agreement shall control. Other than with respect to the terms that conflict with this Amended and Restated Agreement, the terms of the Prior Agreement remain fully valid and enforceable.


EMPLOYEE                                NIKE, Inc.

    /s/Charles D. Denson                   /s/ Philip H. Knight
By: __________________________          By: __________________________
Name:  Charles D. Denson                Name:  Philip H. Knight
Title: President, NIKE Brand            Title: Chairman of the Board